UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

N2OFF, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

N2OFF, INC.
HaPardes 134 (Meshek Sander))
Neve Yarak, Israel

May 31, 2024

Dear Stockholder:

You are cordially invited to attend the special meeting of stockholders of N2OFF, Inc. (the “Company”) to be held at 4:00 p.m., Israel time (9:00 a.m. EDT), on June 28, 2024, at the offices of the Company’s legal counsel, The Crone Law Group, P.C., located at HaArba’a Street 28, South Tower, 19th floor, Tel Aviv 6473925, Israel for the following purposes:

1) To approve an amendment to our Articles of Incorporation, as amended (the “Reverse Split Amendment”), implementing a reverse stock split of the issued and outstanding shares of our common stock (the “Reverse Stock Split”) at a ratio of not less than 1-for-2 and not more than 1-for-35 (the “Reverse Split Range”), and to grant our Board the discretionary authority to determine the exact ratio of the Reverse Stock Split within the Reverse Split Range and to effect the Reverse Split Amendment at such time and date, if at all, as to be determined by the Board in its sole discretion (the “Reverse Stock Split Proposal”);

2) To approve an amendment to our Articles of Incorporation, as amended (the “Authorized Share Amendment”), to increase the aggregate number of authorized shares of our capital stock, from five hundred million (500,000,000) shares, consisting of four hundred million ninety-five thousand (495,000,000) shares of common stock, $0.0001 par value per share (the “Common Stock”) and five million (5,000,000) shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”), to ten billion five million (10,005,000,000) shares, consisting of ten billion (10,000,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock (the “Authorized Capital Increase Proposal”); and

3) To authorize an adjournment of the meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal and the Authorized Capital Increase Proposal (the “Adjournment Proposal”).

In order to facilitate your attendance at the Special Meeting, we strongly encourage you to advise David Palach, our Chief Executive Officer, by email at david@savefoods.co or telephone at +972-54-721-5315 if you plan to attend the meeting prior to 11:59 p.m., Israel time (4:59 p.m. EDT), on June 27, 2024, so that we can timely provide your name to building security. If you do not advise us ahead of time that you will be attending the Special Meeting, we encourage you to arrive at the meeting no later than 4:00 p.m., Israel time (9:00 a.m. EDT), to ensure that you are able to pass through security prior to the start of the meeting.

Your vote is very important regardless of the number of shares of our voting securities that you own. I encourage you to vote by telephone, over the Internet, or by marking, signing, dating and returning your proxy card so that your shares will be represented and voted at the special meeting, whether or not you plan to attend. If you attend the special meeting in person, you will, of course, have the right to revoke the proxy and vote your shares in person.

If your shares are held in the name of a broker, trust, bank or other intermediary, and you receive notice of the special meeting through your broker/another intermediary, please vote or return the materials in accordance with the instructions provided to you by such broker or other intermediary, or contact your broker directly in order to obtain a proxy issued to you by your intermediary holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting.

On behalf of our Board, I urge you to submit your proxy as soon as possible, even if you currently plan to attend the meeting in person. Thank you for your support of our Company.

Sincerely,

/s/ Amitay Weiss
Amitay Weiss Chairman

N2OFF, Inc.

HaPardes 134 (Meshek Sander)
Neve Yarak, 4994500 Israel
(347) 468 9583

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on June 28, 2024

May 31, 2024

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of N2OFF, Inc., a Nevada corporation (“we,” “us,” “our,” or the “Company”). The Special Meeting of Stockholders (the “Special Meeting”) of (the “Company”), will be held at 4:00 p.m., Israel time (9:00 a.m. EDT), on June 28, 2024, at the offices of the Company’s legal counsel, The Crone Law Group, P.C., located at HaArba’a Street 28, South Tower, 19th floor, Tel Aviv 6473925, Israel for the following purposes:

1) To approve an amendment to our Articles of Incorporation, as amended (the “Reverse Split Amendment”), implementing a reverse stock split of the issued and outstanding shares of our common stock (the “Reverse Stock Split”) at a ratio of not less than 1-for-2 and not more than 1-for-35 (the “Reverse Split Range”), and to grant our Board the discretionary authority to determine the exact ratio of the Reverse Stock Split within the Reverse Split Range and to effect the Reverse Split Amendment at such time and date, if at all, as to be determined by the Board in its sole discretion (the “Reverse Stock Split Proposal”).

2) To approve an amendment to our Articles of Incorporation, as amended (the “Authorized Share Amendment”), to increase the aggregate number of authorized shares of our capital stock, from five hundred million (500,000,000) shares, consisting of four hundred million ninety-five thousand (495,000,000) shares of common stock, $0.0001 par value per share (the “Common Stock”) and five million (5,000,000) shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”), to ten billion five million (10,005,000,000) shares, consisting of ten billion (10,000,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock (the “Authorized Capital Increase Proposal”); and

3) To authorize an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Proposal and the Authorized Capital Increase Proposal (the “Adjournment Proposal”).

Stockholders are referred to the Proxy Statement accompanying this notice (the “Notice”) for more detailed information with respect to the matters to be considered at the Special Meeting. After careful consideration, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR the Reverse Stock Split Proposal (Proposal 1); FOR the Authorized Capital Increase Proposal (Proposal 2), and FOR the Adjournment Proposal (Proposal 3).

The Board has fixed the close of business on May 22, 2024, as the record date (the “Record Date”). Only holders of record of shares of our Common Stock as of the Record Date are entitled to receive notice of, and to vote at, the Special Meeting or at any postponement(s) or adjournment(s) of the Special Meeting. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection at the office of the Company during regular business hours for the 10 calendar days prior to and during the Special Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Special Meeting or any postponement or adjournment of the Special Meeting in person, we request that you vote by telephone, over the Internet, or by completing, signing and mailing your proxy card to ensure that your shares will be represented at the Special Meeting.

If your shares are held in the name of a broker, trust, bank or other intermediary, and you receive notice of the Special Meeting through your broker or through another intermediary, please vote online, by telephone or by completing and returning the voting instruction form in accordance with the instructions provided to you by such broker or other intermediary, or contact your broker directly in order to obtain a proxy issued to you by your intermediary holder to attend the Special Meeting and vote in person. Failure to do any of the foregoing may result in your shares not being eligible to be voted at the Special Meeting.

By Order of the Board

/s/ Amitay Weiss
Amitay Weiss
Chairman

N2OFF, INC.

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

To Be Held On June 28, 2024

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” the “Company,” or “N2OFF” refer to N2OFF, Inc., a Nevada corporation, and its direct and indirect subsidiaries. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our common stock, par value $0.0001 per share (the “Common Stock”).

The accompanying proxy is solicited by the board of directors (the “Board”) on behalf of N2OFF, Inc. (formally known as Save Foods, Inc.), a Nevada corporation, to be voted at the special meeting of stockholders of the Company (the “Special Meeting”) to be held on June 28, 2024, at the time and place and for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders (the “Notice”) and at any postponement(s) or adjournment(s) of the Special Meeting. This Proxy Statement and accompanying form of proxy are expected to be first sent or given to stockholders on or about May 31, 2024.

The executive office of the Company is located at, and the mailing address of the Company is, HaPardes 134 (Meshek Sander), Neve Yarak, 4994500 Israel.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR

THE SPECIAL STOCKHOLDER MEETING TO BE HELD ON JUNE 28, 2024:

This Notice of Special Meeting of Stockholders, the Proxy Statement, the form of proxy and the 2023 annual report to stockholders are being made available to stockholders beginning approximately May 31, 2024. These documents are also included in our filings with the Securities and Exchange Commission (“SEC”), which you can access electronically at the SEC’s website at http://www.sec.gov and on www.proxyvote.com. A complete list of the stockholders entitled to vote at the Special Meeting will be available for inspection for any purpose germane to the Special Meeting ten days prior to the Special Meeting at the Company’s offices at HaPardes 134 (Meshek Sander), Neve Yarak, Israel, 4994500 during ordinary business hours.

ABOUT THE SPECIAL MEETING

What is a proxy?

A proxy is another person whom you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or intermediary in order to vote your shares in person at the Special Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the SEC require that we give to you when we ask you to sign a proxy card to vote your stock at the Special Meeting.

What are the Proposals that will be voted on by stockholders at the Special Meeting?

At our Special Meeting, stockholders will act upon the matters outlined in the Notice, including the following:

(1)	To approve the Reverse Split Amendment, implementing the reverse stock split of the issued and outstanding shares of our Common Stock (the “Reverse Stock Split”) at a ratio of not less than 1-for-2 and not more than 1-for-35 (the “Reverse Split Range”) and to grant the Board the discretionary authority to determine the exact ratio of the Reverse Stock Split within the Reverse Split Range and to effect the Reverse Split Amendment at such time and date, if at all, as to be determined by the Board in its sole discretion (the “Reverse Stock Split Proposal”);

(2)	To approve the Authorized Share Amendment, to increase the aggregate number of authorized shares of our capital stock, from five hundred million (500,000,000) shares, consisting of four hundred million ninety-five thousand (495,000,000) shares of Common Stock and five million (5,000,000) shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”), to ten billion five million (10,005,000,000) shares, consisting of ten billion (10,000,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock (the “Authorized Capital Increase Proposal”); and

(3)	To authorize an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Proposal and the Authorized Capital Increase Proposal (the “Adjournment Proposal”).

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one Proxy Statement to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate notice or proxy statement in the future, he or she may contact N2OFF, Inc., HaPardes 134 (Meshek Sander), Neve Yarak, 4994500 Israel, Attn: David Palach, chief executive officer, or via email to david@savefoods.co or telephone at +972-54-721-5315. Eligible stockholders of record receiving multiple copies of our Notice and Proxy Statement can request householding by contacting us in the same manner. stockholders who own shares through a bank, broker or other intermediary can request householding by contacting the intermediary.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Notice or Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to David Palach, our chief executive officer, at the address or telephone number set forth above.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and also hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction form for shares held in street name. Please follow the directions provided in the Notice and in each proxy card or voting instruction form you receive to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Special Meeting is the close of business on May 22, 2024 (the “Record Date”). The Record Date is established by the Board as required by Nevada law. On the Record Date, 3,441,097 shares of Common Stock were issued and outstanding.

Who is entitled to vote at the Special Meeting?

Holders of Common Stock at the close of business on the Record Date may vote at the Special Meeting.

What are the voting rights of the stockholders?

On each matter to be voted upon at the Special Meeting, you have one vote for each share of Common Stock you own as of the Record Date.

What is the quorum requirement?

A majority of the shares entitled to vote, present in person or represented by proxy, at the Special Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Special Meeting, the holders of voting stock representing a majority of the voting power present at the Special Meeting or the presiding officer may adjourn the Special Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Securities Transfer Corporation, our stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice has been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other intermediary, the intermediary is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” A notice, and Proxy Statement, along with a voting instruction form, have been forwarded to you by your intermediary. As the beneficial owner, you have the right to direct your intermediary concerning how to vote your shares by using the voting instruction form they included in the mailing or by following their instructions for voting.

What is a broker non-vote?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.

If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.

The proposals described in this Proxy Statement are considered “routine” matters. Accordingly, your broker has discretionary authority to vote your shares with respect to the Reverse Stock Split Proposal (Proposal 1), the Authorized Capital Increase Proposal (Proposal 2) and the Adjournment Proposal (Proposal 3), even if you do not provide your broker with specific instructions on that proposal.

How do I vote my shares?

Your vote is very important to us. Whether or not you plan to attend the Special Meeting, please vote by proxy in accordance with the instructions on your proxy card or voting instruction form (from your broker or other intermediary). There are three convenient ways of submitting your vote:

●	By Telephone or Internet – All record holders can vote by touchtone telephone from the United States using the toll-free telephone number on the proxy card, or over the Internet (at www.proxyvote.com), using the procedures and instructions described on the proxy card. “Street name” holders may vote by telephone or Internet if their bank, broker or other intermediary makes those methods available, in which case the bank, broker or other intermediary will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

●	In Person – All record holders may vote in person at the Special Meeting. “Street name” holders may vote in person at the Special Meeting if their bank, broker or other intermediary has furnished a legal proxy. If you are a “street name” holder and would like to vote your shares by proxy, you will need to ask your bank, broker or other intermediary to furnish you with an intermediary issued proxy. You will need to bring the intermediary issued proxy with you to the Special Meeting and hand it in with a signed ballot that will be provided to you at the Special Meeting. You will not be able to vote your shares without an intermediary issued proxy. Note that a broker letter that identifies you as a stockholder is not the same as an intermediary issued proxy.

●	By Written Proxy or Voting Instruction Form – All record holders can vote by written proxy card, if they have requested to receive printed proxy materials. If you are a “street name” holder and you request to receive printed proxy materials, you will receive a voting instruction form from your bank, broker or other intermediary.

The Board has appointed David Palach, our Chief Executive Officer, to serve as proxy for the Special Meeting.

If you complete and sign the proxy card but do not provide instructions for one or more of the proposals, then the designated proxies will or will not vote your shares as to those proposals, as described under “What if I do not specify how I want my shares voted?” below. We do not anticipate that any other matters will come before the Special Meeting, but if any other matters properly come before the Special Meeting, then the designated proxy will vote your shares in accordance with applicable law and his judgment.

If you hold your shares in “street name,” and complete the voting instruction form provided by your broker or other intermediary except with respect to one or more of the proposals, then, your broker has discretionary authority to vote your shares with respect to the Reverse Stock Split Proposal (Proposal 1); the Authorized Capital Increase Proposal (Proposal 2), and the Adjournment Proposal (Proposal 3) even if you do not provide your broker with specific instructions on that proposal. See “What is a broker non-vote?” above.

Even if you currently plan to attend the Special Meeting, we recommend that you vote by telephone or Internet or return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Special Meeting or are unable to attend.

Who counts the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What are my choices when voting?

With respect to the Reverse Stock Split Proposal (Proposal 1), the Authorized Capital Increase Proposal (Proposal 2), and the Adjournment Proposal (Proposal 3), stockholders may vote for the proposal, against the proposal, or abstain from voting on the proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares FOR the Reverse Stock Split Proposal, FOR the Authorized Capital Increase Proposal, and FOR the Adjournment Proposal.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed, executed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxy will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted FOR the Reverse Stock Split Proposal, FOR the Authorized Capital Increase Proposal, and FOR the Adjournment Proposal.

If you are a street name holder and do not provide voting instructions on one or more proposals, your bank, broker or other intermediary may be unable to vote those shares. See “What is a broker non-vote?” above.

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

●	Attending the Special Meeting in person. Your attendance at the Special Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Special Meeting to revoke your proxy.

●	Voting again by telephone or over the Internet (only your latest telephone or Internet vote submitted prior to the Special Meeting will be counted).

●	If you requested and received written proxy materials, completing and submitting a new valid proxy bearing a later date.

●	Giving written notice of revocation to the Company addressed to David Palach, chief executive officer, at the Company’s address above, which notice must be received before noon, Eastern Daylight Time on June 27, 2024.

If you are a street name holder, your bank, broker or other intermediary should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum:

●	Proposal 1 – pursuant to amendments to Nevada Revised Statutes adopted in May 2023, including an amendment to Section 78.2055 of the Nevada Revised Statutes, a reverse stock split of publicly traded Nevada corporations, including the Company, will require approval of the voting standard established in the governing documents of the corporation for “routine” matters, which according to the Company’s Bylaws, requires approval of a majority of the total votes cast at the Special Meeting. Failures to vote, or abstentions, if any, will have no effect on the outcome of the Reverse Stock Split Proposal (Proposal 1). Because this proposal is a routine matter, brokers will have discretionary voting on this matter if they do not receive instructions.

●	Proposal 2 - pursuant to Section 78.390 of the Nevada Revised Statutes, stockholders holding at least a majority of the outstanding voting power must approve an amendment to the Articles of Incorporation, as amended. Since the Authorized Capital Increase Proposal requires an amendment to the Articles of Incorporation, a majority of the issued and outstanding voting power must approve the Authorized Capital Increase Proposal (Proposal 2). Abstentions will have the same effect as a vote against Proposal 2. We do not expect that there will be broker non-votes with respect to Proposal 2.

●	Proposal 3 – pursuant to the Company’s Bylaws, this proposal requires approval of a majority of the total votes cast at the Special Meeting. Failures to vote, or abstentions, if any, will have no effect on the outcome of the Adjournment Proposal (Proposal 3).

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Special Meeting?

No. Under Nevada Revised Statutes stockholders are not entitled to any appraisal rights or similar rights of dissenters with respect to the matters to be voted on at the Special Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, intermediaries and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Common Stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies.

Are there any other matters to be acted upon at the Special Meeting?

Management does not intend to present any business at the Special Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Special Meeting, it is the intention of the person named in the accompanying form of proxy to vote the shares represented by the proxies held by him in accordance with applicable law and his judgment on such matters.

Where can I find voting results?

Voting results will be tabulated and certified by the inspector of elections appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. The Company expects to publish the voting results in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the Special Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact David Palach, our Chief Executive Officer, by email at david@savefoods.co or telephone at +972-54-721-5315.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below provides information regarding the beneficial ownership of our Common Stock as of May 31, 2024 of (i) each of our current directors, (ii) Chief Executive Officer and each of our other executive officers , (iii) all of our current directors and executive officers as a group, and (iv) each person (or group of affiliated persons) known to us who owns more than 5% of our outstanding Common Stock.

The beneficial ownership of our Common Stock is determined in accordance with the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest.

Beneficial ownership as set forth below is based on our review of our record stockholders list and public ownership reports filed by certain stockholders of the Company and may not include certain securities held in brokerage accounts or beneficially owned by the stockholders described below.

The percentage of shares of Common Stock beneficially owned is based on 3,441,097 shares of Common Stock outstanding as of May 31, 2024.

Unless otherwise indicated below, each person has sole voting and investment power with respect to the shares beneficially owned and the address for each beneficial owner listed in the table below is c/o N2OFF, Inc., HaPardes 134 (Meshek Sander), Neve Yarak, 4994500 Israel.

Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% or more stockholders:
Yaaran Investments Ltd.(1) 7 Harsit Street, Sheary-Tikva, Israel	223,008	6.48%

Directors:
Amitai Weiss	100,000	2.91%
Eliahou Arbib	14,500	*
Udi Kalifi	18,546	*
Israel Berenshtein	14,500	*
Ronen Rosenbloom	14,500	*
Liat Sidi	-	*
Asaf Itzhaik	-	*
Executive Officers:
David Palach	100,000	2.91%
Lital Barda	42,857	1.25%
All directors and executive officers as a group (9 persons)	304,903	8.86%

*	Less than 1%.

(1)	Shamuel Yannay, chief executive officer of Yaaran Investments Ltd. (“Yaaran”) has sole voting and dispositive power over shares owned by Yaaran.

PROPOSAL 1: REVERSE STOCK SPLIT

Introduction

Our Board adopted resolutions by unanimous written consent, and recommended that stockholders approve at the Special Meeting, a reverse stock split of the issued and outstanding shares of the Company’s Common Stock (the “Reverse Stock Split”) at a ratio of not less than 1-for-2 and not more than 1-for-35 (the “Reverse Split Range”), granting the Board the discretionary authority to determine the exact ratio of the Reverse Stock Split within the Reverse Split Range and to amend the Company’s Articles of Incorporation, as amended (the “Reverse Split Amendment”), implementing the Reverse Stock Split at such time and date, if at all, as to be determined by the Board in its sole discretion.

Upon the effectiveness of the Reverse Split Amendment, if effected, the issued shares of Common Stock outstanding immediately prior to the Split Effective Time will be reclassified into a smaller number of shares. The ultimate ratio of the Reverse Stock Split will be based on a number of factors, including market conditions, existing and expected trading prices for the Common Stock and the listing requirements of to continue meeting the minimum bid requirement under The Nasdaq Capital Market (“Nasdaq”) listing rules. The form of the Reverse Split Amendment is attached to this Proxy Statement as Annex A.

The Reverse Stock Split will not change the number of authorized shares of Common Stock or preferred stock, or the par value of the Common Stock or preferred stock. The following discussion is qualified in its entirety by the full text of the Reverse Split Amendment, which is incorporated herein by reference.

Reasons for the Reverse Stock Split and Nasdaq Listing Requirements

Our Common Stock is listed on Nasdaq under the symbol “NITO”. For our Common Stock to continue to be listed on Nasdaq, we must meet the current continued listing requirements, including the requirement under Nasdaq Listing Rule 5550(a) that our Common Stock maintain a minimum bid price per share of at least $1.00 per share (the “Minimum Bid Price Requirement”).

On each day between May 20, 2024 and May 30, 2024, the closing bid price of our Common Stock fell below $1.00. Previously, on separate occasions, the closing bid price of our Common Stock fell below $1.00 as well. There is a risk that in the near future, the closing bid price of our Common Stock will fall below $1.00 for the thirty (30) consecutive business days, which will constitute non-compliance with the Minimum Bid Price Requirement. In that event, we will need to effect a reverse stock split of our outstanding shares of Common Stock within a 180-day compliance period at the reverse split ratio that would be sufficient to continue compliance with the Minimum Bid Price Requirement.

Last year, on April 25, 2023, we received a deficiency letter from Nasdaq notifying us that for the last 30 consecutive business days the bid price for our common stock had closed below the Minimum Bid Price Requirement for continued listing on the Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2) and that we had until October 22, 2023, to regain compliance with the Minimum Bid Price Requirement. This required us to effect a reverse stock split of our Common Stock in order to regain compliance with the Minimum Bid Price Requirements within the applicable compliance period. On October 5, 2023, we completed a one-for-seven (1-for-7) reverse stock split of our outstanding shares of Common Stock, and on October 20, 2023, we received notification from Nasdaq’s Listing Qualification Department notified us that we regained compliance with the Minimum Bid Price Requirement.

The Board determined that the Reverse Stock Split, if effected, will mitigate potential non-compliance with Nasdaq Listing Rule 5550(a)(2) and recommends that the stockholders approve the Reverse Stock Split Proposal for the following reasons:

●	the Board believes that the Reverse Stock Split may be the only option available to the Company to increase its stock price as required for continued listing on Nasdaq;

●	the Board believes a higher stock price may help generate investor interest in the Company and help the Company attract and retain employees;

●	if the Reverse Stock Split successfully increases the per share price of the Common Stock, the Board believes this increase may facilitate future financings by the Company.

The Board has determined that the continued listing of our Common Stock on Nasdaq is in the best interests of our stockholders. In addition to ensure compliance with continuing Nasdaq Listing Rules, including the Minimum Bid Price Requirement, if Reverse Stock Split becomes effective, it could make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in stocks priced below $1.00 or tend to discourage individual brokers from recommending such stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.

If we were unable to maintain compliance with the Minimum Bid Price Requirement and our Common Stock were delisted from Nasdaq, trading of our Common Stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQX, the OTCQB or the OTC Pink Tier maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy or sell, our Common Stock on an over-the-counter market and many investors would likely not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, or their own policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our Common Stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our Common Stock. In addition, if our Common Stock were no longer to be listed on Nasdaq, we believe the Company’s ability to pursue and consummate future financings necessary to enable it to continue its business and operations would be materially and adversely impaired. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our Common Stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

The Board’s Discretionary Authority with respect to the determination of the Reverse Stock Split Ratio and the Time of the Effectiveness of the Reverse Stock Split.

The Reverse Stock Split Proposal, if approved by stockholders at this Special Meeting, would permit, but not require, the Board to effect a Reverse Stock Split of our Common Stock at any time, with the specific split ratio to be fixed within the Reverse Split Range by the Board in its sole discretion without further stockholder approval. The Board believes that granting this discretion enables the Board to fix the specific Reverse Split Ratio within the Reverse Split Range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the Reverse Stock Split Ratio, the Board may consider, among other things, factors such as:

●	the total number of shares of Common Stock outstanding;

●	Nasdaq requirements for the continued listing of Common Stock;

●	the historical trading price and trading volume of Common Stock;

●	the then prevailing trading price and trading volume for Common Stock;

●	the anticipated impact of the Reverse Stock Split on the trading price of and market for Common Stock;

●	the administrative and transaction costs associated with potential exchange ratios;

●	potential financing opportunities; and

●	prevailing general market and economic conditions.

The Board may also determine that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders and decide to abandon the Reverse Stock Split at any time before, during or after the Special Meeting and prior to its effectiveness, without further action by the stockholders.

Effectiveness of the Reverse Stock Split

If approved by our stockholders, the Reverse Stock Split would become effective upon the filing of the Reverse Split Amendment with the Secretary of State of the State of Nevada, or at the later time set forth in the Reverse Split Amendment, which will constitute the Split Effective Time. The exact timing of the Reverse Split Amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the Reverse Split Amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the Amendment with the Secretary of State of the State of Nevada, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

Potential Market Effects of the Reverse Stock Split

The Reverse Stock Split Proposal is intended primarily to increase the Company’s per share bid price and satisfy the Minimum Bid Price Requirement under Nasdaq listing rules. Reducing the number of outstanding shares of Common Stock should, absent other factors, increase the per share market price of the Common Stock, although the Company cannot provide any assurance that it will be able to meet or maintain a bid price over the Minimum Bid Price Requirement for continued listing on Nasdaq or any other exchange. The delisting of the Common Stock from Nasdaq may result in decreased liquidity, increased volatility in the price and trading volume of our Common Stock, a loss of current or future coverage by certain sell-side analysts, a diminution of institutional investor interest and/or the impairment of the Company’s ability to raise capital. Delisting could also cause a loss of confidence among the Company’s customers, collaborators, vendors, suppliers and employees, which could harm its business and future prospects.

Reducing the number of outstanding shares of Common Stock through a Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. The market price of our Common Stock will also be based on and may be adversely affected by our performance, financial results market conditions, the market’s perception of our business and other factors which are unrelated to the number of shares outstanding. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of the Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the Reverse Stock Split. In addition, the Reverse Stock Split may not result in a market price per share that will attract certain segments of the institutional investor community and the investing public that previously refrained from investing in us because of the low market price of our Common Stock. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the liquidity of Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

In evaluating the Reverse Stock Split proposal, in addition to the considerations described above, the Board also took into account various negative factors associated with reverse stock split generally. These factors include: the negative perception of reverse stock splits held by some investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined in share price and corresponding market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.

Potential Increased Investor Interest if the Reverse Stock Split is Implemented

An investment in the Common Stock at the current market price may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the Board believes that most investment funds are reluctant to invest in lower priced stocks. The Board believes that the anticipated higher market price expected to result from a Reverse Stock Split will reduce, to some extent, the negative effects of the practices of brokerage houses and investors described above on the liquidity and marketability of the Common Stock.

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in an increase in the per share price of the Common Stock. The Company cannot predict whether the Reverse Stock Split will increase the market price for the Common Stock. On October 5, 2023, the Company effected one-for-seven (1-for-7) reverse stock split of the Company’s outstanding Common Stock by filing the Certificate of Amendment to the Amended and Restated Certificate of Incorporation in Delaware. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Stock Split;
●	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;
●	the Reverse Stock Split will result in a per share price that will increase the ability of the Company to attract and retain employees;
●	the market price per share will either exceed or remain in excess of $1.00, the Minimum Bid Price Requirement by Nasdaq for continued listing; or
●	the Company would otherwise meet the Nasdaq listing requirements even if the per share market price of the Common Stock after the Reverse Stock Split meets the Minimum Bid Price Requirement.

The market price of the Common Stock will also be based on the Company’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Company may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Potential Effects of the Proposed Reverse Split Amendment

If our stockholders approve the Reverse Stock Split and the Board effects it, the number of shares of Common Stock issued and outstanding will be reduced, depending upon the Reverse Split Ratio determined by the Board. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that, as described below in “Fractional Shares,” holders of our Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split Ratio will, in lieu of a fractional share, receive one whole share of Common Stock. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split alone would have no effect on our authorized capital stock, and the total number of authorized shares of Common Stock would remain the same as before the Reverse Stock Split. This would have the effect of increasing the number of shares of our Common Stock available for issuance. The additional available shares would be available for issuance from time to time at the discretion of the Board when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions. Any issuance of additional shares of our Common Stock would increase the number of outstanding shares of our Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. In addition, any such issuance of additional shares of our Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of our Common Stock.

In addition to sales of our Common Stock, if our stockholders approve the Reverse Stock Split and the Board effects it, the additional available shares of our Common Stock would also be available for conversions of convertible securities that we may issue, acquisition transactions, strategic relationships with corporate and other partners, stock splits, stock dividends and other transactions that may contribute to the growth of our business. Any decision to issue equity will depend on, among other things, our evaluation of funding needs, developments in business and technologies, current and expected future market conditions and other factors. There can be no assurance, however, even if the Reverse Stock Split is approved and implemented, that any financing transaction or other transaction would be undertaken or completed.

The Reverse Stock Split will not change the terms of our Common Stock. After the Reverse Stock Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to Common Stock now authorized.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the Split Effective Time, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Subject to compliance with applicable continued listing requirements, our Common Stock will continue to be listed on Nasdaq and traded under the symbol “NITO,” although the exchange will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Split Effective Time to indicate that a Reverse Stock Split has occurred. After the Split Effective Time, it is expected that our Common Stock will have a new CUSIP number. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act. After the Split Effective Time, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the Reverse Stock Split Ratio. In addition, a reduction in the number of shares outstanding may impair the liquidity for our Common Stock, which may reduce the value of the Common Stock.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a stockbroker, bank or other nominee in the same manner as registered stockholders whose shares are registered in their names. Stockbrokers, banks or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in street name. However, these stockbrokers, banks or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of Common Stock with a stockbroker, bank or other nominee and who have any questions in this regard are encouraged to contact their stockbrokers, banks or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Common Stock.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of our Common Stock in lieu of such fractional share.

Effect of the Reverse Stock Split on Stock Option Awards and Equity Incentive Plans

Based upon the Reverse Split Ratio, proportionate adjustments are generally required to be made to the per share exercise price or the per share base price and the number of shares issuable upon the exercise of all outstanding options and to the per share exercise price of all outstanding options. This would result in approximately the same aggregate price being required to be paid under such options upon exercise, and approximately the same value of shares of our Common Stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.

Effect of the Reverse Stock Split on Warrants

In addition to adjusting the number of shares of our Common Stock, we would adjust all shares underlying any of our outstanding warrants as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each instrument, and would increase the applicable exercise price or conversion price in accordance with the terms of each instrument and based on the Reverse Stock Split Ratio.

Accounting Matters

The proposed Reverse Split Amendment will not affect the par value of $0.0001 of our Common Stock. As a result, at the Split Effective Time, the stated capital on our balance sheet attributable to the Common Stock will be reduced in the same proportion as the Reverse Stock Split Ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.

Pro Forma Capitalization of Common Stock

The table below summarizes the Company’s pro forma capitalization of Common Stock, as of May 31, 2024, before and after giving effect to a hypothetical reverse stock split of one-for-two (1-for-2) and one-for-thirty-five (1-for-35). The table below does not include 5,000,000 shares of Preferred Stock authorized under our Articles of Incorporation, as amended, none of which is currently outstanding. While the Reverse Stock Split alone would have no effect on our authorized capital stock, including our authorized preferred stock, if the stockholders approve at this Special Meeting the Authorized Capital Increase Proposal, the Authorized Capital Increase Amendment may become effective prior to the effectiveness of the Reverse Split Amendment.

	Current	After Reverse Split if 1:2 Ratio is Selected	After Reverse Split if 1:35 Ratio is Selected

Shares of Common Stock Issued and Outstanding(1)	3,441,097	1,720,549	98,317
Shares of Common Stock Reserved for Future Issuance but not Issued and Outstanding(1)(2)	65,453	32,726	1,870

(1) These estimates do not reflect the potential effects of rounding up of fractional shares that may result from the Reverse Stock Split.

(2) Includes, as of May 31, 2024 (i) 37,935 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $48.29 and; (ii) 27,518 shares issuable upon the exercise of outstanding stock options, at a weighted average exercise price of $23.69. Does not include any shares of Common Stock issuable upon the exercise or conversion of securities that may have been issued after May 31, 2024.

Vote Required

Reverse Stock Split Proposal (Proposal 1) will require an affirmative vote of a majority of the total votes cast at the Special Meeting. Abstentions will have no effect on the outcome of Proposal 1. We do not expect that there will be broker non-votes with respect to Proposal 1. Because this proposal is a routine matter, brokers will have discretionary voting on this matter if they do not receive instructions.

Board Recommendation The Board recommends a vote FOR the approval of the Reverse Stock Split (Proposal 1).

PROPOSAL 2: APPROVAL OF THE AUTHORIZED CAPITAL INCREASE

The Board has adopted and is recommending that our stockholders approve a proposed amendment to the Company’s Articles of Incorporation, as amended (the “Authorized Capital Increase Amendment”). The authorized capital stock of the Company currently consists of (a) 495,000,000 shares of Common Stock and (b) 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). The Authorized Capital Increase Amendment will increase the aggregate number of authorized shares of Common Stock from 495,000,000 shares to 10,000,000,000 shares and the aggregate number of authorized shares of capital stock from 500,000,000 shares to 10,005,000,000 shares. This amendment will not amend the aggregate number of authorized shares of Preferred Stock. If approved by our stockholders, the increase in authorized shares of Common Stock (and the corresponding increase in the aggregate number of shares of capital stock) will become effective as soon as the Board determines it is reasonably practicable after the Special Meeting by the filing of the Authorized Capital Increase Amendment with the Secretary of State of the State of Nevada.

Reasons for the Authorized Capital Increase Amendment

On July 23, 2023, we entered into a purchase agreement with YA II PN, Ltd. (the “Investor”), pursuant to which the Investor agreed to purchase up to $3,500,000 of common stock, for 40 months from the date of the July 2023 Purchase Agreement. The July 2023 Purchase Agreement provides that (a) the price of the shares pursuant to the July 2023 Purchase Agreement will be 94% of the lowest volume-weighted average price of the common stock for the three days prior to the delivery of each of our advance notices subject to certain limitations, including that (i) the Investor cannot purchase a number of shares that would result in it beneficially owning more than 4.99% of our outstanding shares of common stock; (b) we may request the Investor to advance up to $700,000 of the $3,500,000 commitment amount, with such advances to be evidenced by a promissory note; and (c) we cannot request any such advances after January 31, 2024. As of the date of this Proxy Statement, we issued to the Investor 777,224 shares of our Common Stock.

On December 22, 2023, we entered into a second purchase agreement with the Investor (the “December 2023 Purchase Agreement”), pursuant to which the Investor has agreed to purchase up to $20 million of our Common Stock over the course of 36 months from the date of the December 2023 Purchase Agreement. The terms of the December 2023 Purchase Agreement provides that (a) the price of shares of our Common Stock will be 94% of the lowest VWAP of our Common Stock for the three trading days immediately following the delivery of each advance notice by us; (ii) the December 2023 Purchase Agreement will terminate automatically on the earlier of December 22, 2027, or when the Investor has purchased an aggregate of $20 million of our shares of Common Stock; (c) we have the right to terminate the December 2023 Purchase Agreement upon five trading days’ prior written notice to the Investor. On February 8, 2024, our stockholders approved, at the special meeting of stockholders, the issuance of 20% or more of our shares of common stock pursuant to the terms of the Purchase Agreement with the Investor as required by Nasdaq Marketplace Rule 5635(d). As of the date of this Proxy Statement, we have sold the Investor 426,039 shares of common stock at an average purchase price of $1.35.

As contemplated by the Purchase Agreement, we may need to issue up to 6,130,074 shares of Common Stock to the Investor. Without an increase in the number of authorized shares of Common Stock, we will not have sufficient shares of Common Stock to sell the shares of our Common Stock to the Investor and to issue the shares of Common Stock pursuant to the terms to the December 2023 Purchase Agreement. Accordingly, we are seeking stockholders’ approval of the Authorized Capital Increase Proposal to increase the aggregate number of authorized shares of Common Stock from 495,000,000 shares to 500,000,000 shares. The additional shares of Common Stock authorized would also be available for other issuances for any proper corporate purpose from time to time as determined by the Board.

A proposed text of the Authorized Capital Increase Amendment is attached as Annex B to this Proxy Statement.

While we do not have any current plans to issue additional equity securities, other than in connection with the Purchase Agreement, grants under our present and future equity compensation plans and our obligations to issue shares of Common Stock to unrelated parties upon conversion of the outstanding convertible notes or exercise of the outstanding warrants, the Board is seeking approval at this time to increase the number of authorized shares of the Company’s Common Stock as set forth in the proposed Authorized Capital Increase Amendment more than is needed to complete the transactions contemplated by the Purchase Agreement and obligations of the Company with respect to the issuance of shares pursuant to the conversion of the outstanding notes and the exercise of the outstanding warrants, because opportunities requiring prompt action may arise in the future and the Board believes the delay and expense in seeking stockholders’ approval for additional authorized shares of Common Stock could deprive the Company and our stockholders of the ability to benefit effectively from opportunities.

The additional shares of Common Stock to be authorized will have rights identical to the currently outstanding Common Stock. The proposed amendment will not affect the par value of our Common Stock, which will remain at $0.0001 per share. Under the Articles of Incorporation, as amended, our stockholders do not have preemptive rights to subscribe to additional securities which may be issued by us. This means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership of Common Stock.

If we issue additional shares of Common Stock or other securities convertible into Common Stock in the future, it could dilute the voting rights of existing holders of Common Stock and could also dilute earnings per share.

Potential Anti-Takeover Effect of Proposed Authorized Capital Increase Amendment

The proposed Authorized Capital Increase Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the proposal, nor is it part of any plan to adopt a series of anti-takeover measures. The increased number of authorized shares of Common Stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Although the Company has no present intention to use the additional authorized shares of Common Stock for such purposes, if the Authorized Capital Increase Proposal is adopted, these additional shares of our Common Stock would be available for such purposes. Although the Company has adopted measures in the past that may have anti-takeover effects, the Board has no current intention to propose other anti-takeover provisions. The Articles of Incorporation, as amended, provide that the Board may issue, without stockholder action, shares of Preferred Stock in one or more classes or series with voting or other rights. The issuance of shares of Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of our incumbent management.

If stockholders approve the Authorized Capital Increase Proposal, the Authorized Capital Increase Amendment will become effective upon the filing with the Secretary of State of State of Nevada, which is expected to be filed after the Special Meeting when the Board determines it is reasonably and practicable.

Other Matters

All share numbers included in the Authorized Capital Increase Proposal do not give effect to the Reverse Stock Split under the proposed Reverse Split Proposal.

Required Vote

The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on the Authorized Capital Increase Proposal is required to approve this Proposal 2. Abstentions will have the same effect as a vote against Proposal 2. We do not expect that there will be broker non-votes with respect to Proposal 2.

Consequences of Non-Approval of the Authorized Capital Increase Proposal

If our stockholders fail to approve the Authorized Capital Increase Proposal, we may find it difficult not only to sell and issue the shares under the December 2023 Purchase Agreement to the Investor but also to enter into new agreements that require us to issue shares of Common Stock to issue shares of Common Stock upon conversion of the convertible notes or exercise of warrants or other transactions that require the issuance of shares of Common Stock and it may negatively affect our ability to successfully implement our business plans and ultimately generate value for our stockholders.

Board Recommendation The Board recommends a vote FOR the approval of the Authorized Capital Increase Proposal (Proposal 2).

PROPOSAL 3: AUTHORIZATION TO ADJOURN THE SPECIAL MEETING

General

In this Adjournment Proposal, we are asking our stockholders to authorize the holders of any proxy solicited by our Board, and each of them individually, to vote to adjourn the Special Meeting to another time and place, if necessary, to enable our Board to solicit additional proxies in favor of the Reverse Split Proposal and the Authorized Capital Increase Proposal, in the event there are not sufficient votes to approve such proposals. If our stockholders approve this Proposal 3, we could adjourn, postpone or continue the Special Meeting and any adjourned session of the Special Meeting to use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted against the Reverse Split Proposal or the Authorized Capital Increase Proposal Among other things, approval of this Proposal 3 could mean that, even if we had received proxies representing a sufficient number of votes to defeat the Reverse Split Proposal and the Authorized Capital Increase Proposal, we could adjourn the Special Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals.

If it is necessary or appropriate to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Required Vote

The affirmative vote of a majority of the votes cast at the Special Meeting and entitled to vote on this proposal is required to approve the Adjournment Proposal. Broker non-votes, if any, and abstentions will have no effect on the outcome of Proposal 3.

Board Recommendation The Board recommends a vote FOR the Authorization to Adjourn the Special Meeting as Set Forth in Proposal 3.

OTHER BUSINESS

The Board does not intend to bring any other matters before the Special Meeting and knows of no other matters to be brought before the Special Meeting. If, however, any other business should properly come before the Special Meeting, the person named in the accompanying proxy will vote the proxy in accordance with applicable law and as he may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

Interest of Certain Persons in or Opposition to Matters to Be Acted Upon:

(a) No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his or her role as an officer or director of, or as a stockholder of, the Company.

(b) No director of the Company has informed us that he or she intends to oppose the action taken by the Company set forth in this Proxy Statement.

ANNEX A

FORM OF CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

N2OFF, INC.

(to be attached to the Nevada Form of Certificate of Amendment pursuant to NRS 78.385/78.390)

Section 2B(iv) shall be added after the end of Section 2B(iii) of Article IV of the Articles of Incorporation, as amended, to read as follows:

“Upon the effectiveness of the filing of this Certificate of Amendment (the “Effective Time”), each [______] (___) shares of the Corporation’s common stock, par value $0.0001 per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified and combined (without any further act) into one (1) share of Common Stock, par value $0.0001 per share, of the Corporation (the “New Common Stock”), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation or the par value which shall remain $0.0001 per share (the “Reverse Stock Split”). No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split; instead of issuing such fractional shares, any fractional shares resulting from the Reverse Stock Split shall be rounded up to the next whole number of shares of New Common Stock, and all shares of Common Stock eliminated as a result of the Reverse Stock Split will be cancelled. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified plus the fraction, if any, of a share of New Common Stock issued as aforesaid.”

ANNEX B

FORM OF CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

N2OFF, INC.

(to be attached to the Nevada Form of Certificate of Amendment pursuant to NRS 78.385/78.390)

Section 1 of Article IV of the Articles of Incorporation, as amended, shall be amended and restated in its entirety to read as follows:

ARTICLE IV

CAPITAL STOCK

1. The total number of shares of capital stock which the Corporation shall have the authority to issue is ten billion five million (10,005,000,000), of which (i) ten billion (10,000,000,000) shares be designated as common stock, par value of $0.0001 per share, which shares shall not be subject to any preemptive rights, and (ii) five million (5,000,000) shares of preferred stock, par value of $0.0001 per share.

N2OFF, INC.

HAPARDES 134 (MESHEK SANDER),

NEVE YARAK, 4994500 ISRAEL

(347) 468-9583

PROXY FOR SPECIALMEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 28, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

The undersigned hereby constitutes and appoints David Palach as the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution to represent and to vote, on behalf of the undersigned, all shares of Common stock of N2OFF, Inc. (the “Company”) held of record in the name of the undersigned at the close of business on ______, 2024, at the Special Meeting of Stockholders (the “Meeting”) to be held at the offices of the Company’s legal counsel, The Crone Law Group, P.C. located at HaArba’a Street 28, South Tower, 19th floor, Tel Aviv 6473925, Israel, and at any and all adjournments or postponements thereof, on the matters listed on the reverse side, which are more fully described in the Notice of Special Meeting of Stockholders of the Company and Proxy Statement relating to the Meeting.

The undersigned hereby revokes any and all proxies heretofore given with respect to the vote at the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any proposal, this proxy will be voted FOR each proposal, in accordance with the recommendations of the Company’s Board.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

N2OFF, INC.

June 28, 2024

VOTE BY MAIL (Mark, sign, date and mail your proxy card in the postage-paid, return-addressed envelope we have provided)

THE BOARD RECOMMENDS A VOTE “FOR” EACH PROPOSAL LISTED BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

		FOR	AGAINST	ABSTAIN
1.	To approve the Reverse Split Amendment, implementing the reverse stock split of the issued and outstanding shares of our Common Stock (the “Reverse Stock Split”) at a ratio of not less than 1-for-2 and not more than 1-for-35 (the “Reverse Split Range”) and to grant the Board the discretionary authority to determine the exact ratio of the Reverse Stock Split within the Reverse Split Range and to effect the Reverse Split Amendment at such time and date, if at all, as to be determined by the Board in its sole discretion (the “Reverse Stock Split Proposal”);	☐	☐	☐

2.	To approve the Authorized Share Amendment, to increase the aggregate number of authorized shares of our capital stock, from five hundred million (500,000,000) shares, consisting of four hundred million ninety-five thousand (495,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock, to ten billion five million (10,005,000,000) shares, consisting of ten billion (10,000,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock (the “Authorized Capital Increase Proposal”).	☐	☐	☐

3.	To authorize an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Proposal and the Authorized Capital Increase Proposal (the “Adjournment Proposal”).	☐	☐	☐

Signature of stockholder	Date	Signature of stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.